Exhibit 99.1

Red Robin Gourmet Burgers Reports Unaudited Financial Results for the

First Quarter Ended April 17, 2005, Updates Guidance for the Second

Quarter and Full Year 2005

Greenwood Village, CO — (BUSINESS WIRE) –May 19, 2005 – Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens, today reported unaudited financial results for the sixteen weeks ended April 17, 2005 and provided updated guidance for second quarter and full year 2005.

Financial and Operational Highlights

Highlights for the first quarter of 2005 compared to the same quarter last year were as follows:

•	Total revenues increased 22.6% to $143.1 million

•	Company-owned comparable restaurant sales increased 5.7%

•	Restaurant-level operating profit increased 29.5% to $29.2 million

•	Income from operations increased 59.5% to $13.0 million

•	Diluted earnings per share increased 59.3% to $0.48

“We are very pleased with our first quarter results as we were able to exceed our internal sales plans as well as operating margin goals. Our continuing success demonstrates both the attractiveness of our concept as well as the outstanding contributions from the entire Red Robin team,” said Mike Snyder, Chief Executive Officer.

During the first quarter, Red Robin opened eight new company-owned restaurants, and our franchisees opened five new franchisee restaurants. As of April 17, 2005 there were 145 company-owned and 123 franchised Red Robin restaurants.

Comparable restaurant sales increased 5.7% for company-owned restaurants in the first quarter of 2005 compared to the first quarter of 2004, driven by a 2.8% increase in guest counts and a 2.9% increase in the average guest check. Comparable sales for franchise restaurants in the U.S. and Canada increased 7.2% and 3.9%, respectively.

Total Company revenues, which include company-owned restaurant sales and franchise royalties and fees, increased by 22.6%, to $143.1 million in the first quarter of 2005, compared to $116.7 million in last year’s first quarter. Average weekly sales for comparable company-owned restaurants were $63,867 for the first quarter of 2005, compared to $60,409 for the same quarter last year. Average weekly sales for non-comparable company-owned restaurants were $58,319 for the first quarter of 2005, compared to $57,068 for the non-comparable restaurants in first quarter 2004.

The Company’s franchise royalties and fees increased $767,000, or 23.2%, in the first quarter of 2005 compared to the same quarter a year ago. This increase was primarily attributable to royalties generated from the 22 franchise restaurants opened in 2004 and first quarter 2005. For the first quarter, Red Robin’s franchise system reported an increase in total U.S. franchise restaurant sales of 22.6%, to $138.9 million, compared to $113.3 million in the prior year period. Average weekly sales for Red Robin’s comparable franchise restaurants were $58,855 in the U.S. versus $54,926 for the same period last year, and $41,752 in Canada versus $40,189 for the same period last year. Canadian results are in Canadian dollars.

Net income for the first quarter of 2005 was $8.0 million or $0.48 per diluted share, as compared to net income of $4.9 million or $0.30 per diluted share in the prior year period.

The Company’s restaurant-level operating profit metric does not represent operating income or net income calculated in accordance with generally accepted accounting principles (GAAP). Schedule 1 to this earnings release reconciles restaurant-level operating profit to income from operations and net income for all periods presented.

Outlook

For the second quarter and twelve weeks ending on July 10, 2005, the Company expects total revenues of approximately $114 to $116 million and net income of approximately $0.39 to $0.41 per diluted share. These projected results are based upon certain assumptions, including an expected comparable restaurant sales increase of 5% to 6%, the opening of 3 new company-owned restaurants during the quarter and the expensing of the associated pre-opening costs.

For full fiscal year 2005, the Company expects revenues of approximately $494 to $498 million and net income of $1.76 to $1.78 per diluted share. This estimate assumes a comparable restaurant sales increase of 4% to 5%, the addition of 26 new corporate restaurants and 15 to 17 new franchise restaurants during fiscal 2005. The Company previously reported that it expected revenues for the full fiscal year of approximately $491 to $495 million and net income of $1.73 to $1.75 per diluted share.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board issued new guidance requiring public companies to, among other things, measure all employee stock-based compensation awards using a fair value method and record such expense in the income statement. This new guidance was originally to become effective for interim or annual periods beginning after June 15, 2005, with early adoption encouraged. On April 15, 2005, the Securities and Exchange Commission issued Release No. 33-8568, which amended the date for compliance with the new stock-based compensation rules to the first interim or annual period of the first fiscal year beginning after June 15, 2005, with early adoption permitted. The Company has decided to adopt these new requirements in the first quarter of 2006, and as a result, the guidance provided above does not include expensing of stock options for 2005. Adoption of the expensing requirements will reduce the Company’s future reported earnings and management is currently evaluating the specific impacts of adoption, which include whether the Company should adopt the requirements on a retrospective basis and which valuation model is most appropriate.

Investor Conference Call and Webcast

Red Robin will host an investor conference call to discuss its first quarter results on Thursday, May 19, 2005, at 5:00 p.m. ET. The conference call number is (800) 565-5442 and the Company will broadcast its conference call over the Internet. To access the broadcast, please visit www.redrobin.com and select the “Investors” link from the menu. The quarterly financial information that we intend to discuss during the conference call is included in this press release and will be available on the “Investors” link of the Company’s website at www.redrobin.com for 12 months following the conference call. To listen to a webcast replay of the conference call and to access any additional financial information that may be discussed on the call, please visit the “Investors” link of the Company’s website at www.redrobin.com. The webcast replay will be available for 12 months following the conference call.

About Red Robin Gourmet Burgers

Red Robin Gourmet Burgers (www.redrobin.com) is a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens. Red Robin serves gourmet burgers in a variety of recipes with bottomless fries, as well as many other items including salads, soups, appetizers, entrees, desserts, and its signature Mad Mixology® specialty beverages. There are more than 265 Red Robin locations across the United States and Canada, including both company-owned locations and those operated under franchise or license agreements.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to achieve and manage our planned expansion; our ability to raise capital in the future; the ability of our franchisees to open and manage new restaurants; our franchisees’ adherence to our practices, policies and procedures; changes in the availability and costs of food; potential fluctuation in our quarterly operating results due to seasonality and other factors; the continued service of key management personnel; the concentration of our restaurants in the Western United States; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products and food preparation; our ability to attract, motivate and retain qualified team members; the impact of federal, state or local government regulations relating to our team members or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in the restaurant industry; cost and availability of capital; additional costs associated with compliance, including the Sarbanes-Oxley Act and related regulations and requirements; the effectiveness of our internal controls over financial reporting; future changes in financial accounting standards; and other risk factors described from time to time in SEC reports filed by Red Robin.

For further information contact:

Don Duffy

Integrated Corporate Relations

203-682-8200

RED ROBIN GOURMET BURGERS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	April 17, 2005	December 26, 2004
Assets:
Current Assets:
Cash and cash equivalents	$6,607	$4,980
Accounts receivable, net	2,753	2,345
Inventories	5,608	5,422
Prepaid expenses and other current assets	1,858	4,401
Income tax refund receivable	—	1,779
Deferred tax asset	1,605	1,605
Restricted current assets – marketing funds	1,449	1,145

Total current assets	19,880	21,677

Property and equipment, at cost, net	221,905	205,304
Deferred tax asset	1,453	1,468
Goodwill, net	25,720	25,720
Other intangible assets, net	7,536	7,584
Other assets, net	2,885	2,748

Total assets	$279,379	$264,501

Liabilities and Stockholders’ Equity:
Current Liabilities:
Trade accounts payable	$12,884	$9,759
Accrued payroll and payroll related liabilities	15,063	14,637
Unredeemed gift certificates	3,625	5,646
Accrued liabilities	10,308	7,241
Accrued liabilities – marketing funds	1,449	1,145
Current portion of long-term debt and capital lease obligations	2,741	3,148

Total current liabilities	46,070	41,576

Deferred rent payable	13,876	13,378
Long-term debt and capital lease obligations	43,931	44,595
Other non-current liabilities	3,584	3,219
Commitments and contingencies	—	—
Stockholders’ Equity:
Common stock; $.001 par value: 30,000,000 shares authorized; 16,198,420 and 16,146,486 shares issued and outstanding as of April 17, 2005 and December 26, 2004, respectively	16	16
Preferred stock; $.001 par value: 3,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	127,154	125,685
Deferred stock compensation	(37)	(50)
Receivables from stockholders/officers	(3,438)	(4,155)
Accumulated other comprehensive income, net of tax	23	—
Retained earnings	48,200	40,237

Total stockholders’ equity	171,918	161,733

Total liabilities and stockholders’ equity	$279,379	$264,501

RED ROBIN GOURMET BURGERS, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Sixteen Weeks Ended
	April 17, 2005	April 18, 2004
Revenues:
Restaurant	$138,887	$113,283
Franchise royalties and fees	4,077	3,310
Rent revenue	149	136

Total revenues	143,113	116,729

Costs and expenses:
Restaurant operating costs:
Cost of sales	32,480	26,793
Labor	47,732	40,111
Operating	20,609	16,532
Occupancy	8,851	7,281
Depreciation and amortization	7,286	5,898
General and administrative	9,109	8,167
Franchise development	2,189	2,325
Pre-opening costs	1,819	1,448

Total costs and expenses	130,075	108,555

Income from operations	13,038	8,174
Other (income) expense:
Interest expense	885	832
Interest income	(71)	(99)
Other	46	38

Total other expenses	860	771

Income before income taxes	12,178	7,403
Provision for income taxes	4,215	2,493

Net income	$7,963	$4,910

Earnings per share:
Basic	$0.49	$0.31

Diluted	$0.48	$0.30

Weighted average shares outstanding:
Basic	16,157	15,968

Diluted	16,592	16,299

RED ROBIN GOURMET BURGERS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Sixteen Weeks Ended
	April 17, 2005	April 18, 2004
Cash Flows From Operating Activities:
Net income	$7,963	$4,910

Non-cash adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,286	5,898
Other, net	799	249
Changes in operating assets and liabilities	8,701	5,748

Net cash flows provided by operating activities	24,749	16,805

Cash Flows From Investing Activities:
Proceeds from sales of real estate, property and equipment	—	2
Purchases of property and equipment	(23,633)	(20,063)

Net cash flows used in investing activities	(23,633)	(20,061)

Cash Flows From Financing Activities:
Borrowings of long-term debt	5,842	5,983
Payments of long-term debt and capital leases	(6,913)	(3,457)
Repayment of stockholders/officers notes	600	51
Proceeds from exercise of stock options and employee stock purchase plan	982	478

Net cash flows provided by financing activities	511	3,055

Net increase (decrease) in cash and cash equivalents	$1,627	$(201)
Cash and cash equivalents, beginning of period	4,980	4,871

Cash and cash equivalents, end of period	$6,607	$4,670

Supplemental Disclosure of Cash Flow Information:
Income taxes paid	$304	$484
Interest paid, net of amounts capitalized	657	744
Tenant improvement allowance paid directly by landlord to general contractor	—	1,383

Schedule 1

Reconciliation of Restaurant-Level Operating Profit to Income

from Operations and Net Income

The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. It does not include general and administrative costs, depreciation and amortization, franchise development costs and pre-opening costs. The Company believes that restaurant-level operating profit is an important measure of financial performance because it is widely regarded in the restaurant industry as a useful metric by which to evaluate a company’s restaurant-level operating efficiency and performance. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The table that follows sets forth the Company’s calculation of restaurant-level operating profit and a reconciliation to income from operations and net income, the most directly comparable GAAP measures.

	Sixteen Weeks Ended
	April 17, 2005	April 18, 2004
	(Unaudited)	(Unaudited)
Restaurant sales	$138,887	$113,283

Restaurant operating costs:
Cost of sales	32,480	26,793
Labor	47,732	40,111
Operating	20,609	16,532
Occupancy	8,851	7,281

Restaurant-level operating profit	29,215	22,566

Add – other revenues	4,226	3,446

Deduct – other operating expenses:
Depreciation and amortization	7,286	5,898
General and administrative	9,109	8,167
Franchise development	2,189	2,325
Pre-opening costs	1,819	1,448

Total other operating expenses	20,403	17,838

Income from operations	13,038	8,174

Total other expenses	860	771
Provision for income taxes	4,215	2,493

Total other	5,075	3,264

Net income	$7,963	$4,910